                                                                   EXHIBIT 10.32





          ASSISTED LIVING CONSULTANT AND MANAGEMENT SERVICES AGREEMENT

                                 By and Between

                       ALTERNATIVE LIVING SERVICES, INC.

                                      and

                          ALTERNATIVE LIVING SERVICES

                               TABLE OF CONTENTS

          ASSISTED LIVING CONSULTANT AND MANAGEMENT SERVICES AGREEMENT

ARTICLE          SECTION                                                                                   PAGE
                 PREMISES OF THE AGREEMENT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

   I             TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

  II             SERVICES PERFORMED BY ALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                 Section 1.
                 Consultant Services in Connection with Resident Care
                 and Operation of the Assisted Living Facility. . . . . . . . . . . . . . . . . . . . . . .  2

                 Section 2.
                 Services To Be Performed in Connection With the
                 Activities and Social Services of the Assisted
                 Living Facility.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

                 Section 3.
                 Consultant Services in Connection with Dietary
                 Services in the Assisted Living Facility.  . . . . . . . . . . . . . . . . . . . . . . . .  7

                 Section 4.
                 Services To Be Performed in Connection with the
                 Laundry and Housekeeping of the Assisted Living Facility.  . . . . . . . . . . . . . . . .  8

                 Section 5.
                 Administrative Services To Be Performed in Connection
                 with the Management and Operation of the Assisted
                 Living Facility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

  III            OPERATION OF ASSISTED LIVING FACILITY BY OWNER   . . . . . . . . . . . . . . . . . . . . .  14

   IV            CONSULTANT AND MANAGEMENT SERVICES FEE   . . . . . . . . . . . . . . . . . . . . . . . . .  15

    V            GENERAL TERMS AND PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 1.
                 Access to Records of the Assisted Living Facility.   . . . . . . . . . . . . . . . . . . .  16

                 Section 2.

                 Nonperformance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 3.
                 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





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
                 Section 4.
                 ALS Affiliation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 5.
                 Proprietary Material.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                 Section 6.
                 Non-Employment of ALS Personnel.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                 Section 7.
                 Arbitration.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                 Section 8.
                 Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                 Section 9.
                 Applicable Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                 Section 10.
                 Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                 Section 11.
                 Indemnity.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

EXHIBIT "A" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

EXHIBIT "B" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

               ASSISTED LIVING CONSULTANT AND MANAGEMENT SERVICES

                                   AGREEMENT


THIS AGREEMENT made and entered into as of December 14, 1993 by and between ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation ("ALS"), and ALTERNATIVE LIVING SERVICES, a Wisconsin general partnership ("OWNER").

                              W I T N E S S E T H:

WHEREAS, OWNER is the owner of and intends to operate facilities providing assisted living services or specialty care for the treatment of individuals suffering from Alzheimer's disease or other health services to the general public, which facilities are listed on Exhibit "A" attached hereto (each, an "Assisted Living Facility");

WHEREAS, ALS is engaged in the business of providing consultant and management services to owners and operators of assisted living facilities and has acquired and/or developed procedures, systems, controls and forms to assist owners of assisted living facilities in the operation and management of their assisted living facilities; and

WHEREAS, OWNER has concluded that it is in its best interest to contract for certain consultant and management services to facilitate better operation and management of the Assisted Living Facility, and ALS proposes to provide such services on a contract basis to OWNER.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration as hereinafter set forth, OWNER and ALS mutually agree as follows:

                                   ARTICLE I

                                      TERM

This agreement shall commence at 12:01 a.m. on the 14th day of December, 1993 and end at 12:00 a.m. on the 14th day of December, 1998 unless sooner terminated in accordance with the provisions of Article V hereof. ALS shall have the option to renew this agreement for an additional five-year term, which option will be exercisable by delivery of notice of exercise to OWNER at least 90 days prior to the expiration of the term hereof.

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                                   ARTICLE II

                           SERVICES PERFORMED BY ALS

During the term of this agreement ALS agrees that it will supervise and direct the management and operation of the Assisted Living Facility in an efficient manner, and consult with OWNER and keep OWNER advised as to all major policy matters relating to the Assisted Living Facility. ALS shall perform its services in accordance with the same procedures, practices and techniques as ALS uses in performing such services for other assisted living facilities and, at all times, in accordance with customary industry standards and all applicable laws and regulations. ALS will provide to the Assisted Living Facility consultant services, data processing services, purchasing services, accounting, administrative and clerical services, management and staffing services, and other services as are provided for in this agreement in accordance with applicable federal, state, and local laws, rules, and regulations.

Section 1. Consultant Services in Connection with Resident Care and Operation of the Assisted Living Facility.

ALS agrees to furnish the Assisted Living Facility, at ALS's expense, with access to a Director of Resident Services, who will be an employee of ALS, and who will, under ALS's supervision, advise and assist the facility director in establishing nursing staff policy, philosophy, and objectives for the purpose of providing a high standard of resident care and services.

The Director of Resident Services will assist and advise the Assisted Living Facility in formulating, implementing and maintaining a standard of care to meet all applicable federal, state, and local laws, rules, and regulations, as well as meet OWNER's approval which shall not be unreasonably withheld.

1.1 ALS shall make available to OWNER, at ALS's expense, ALS designed forms and documents which will be accompanied by policies and procedures.

1.2 It is the responsibility of the Director of Resident Services to assist the Assisted Living Facility in the following areas:

         A. Staffing, which shall include but not be limited to the following:

                 1. Develop staff requirements to assure that the staffing is in compliance with all applicable federal, state, and local laws, rules, and regulations.

                 2. Train staff to render a level of care to meet all applicable federal, state, and local laws, rules, and regulations. This training is to be carried out through orientation of the facility director and regular in-service training of the nursing staff.

                 3. Assist the director in scheduling the nursing staff in such a manner as to provide for twenty-four (24) hour coverage for the Assisted Living Facility.

                 4. Monitor staff requirements to assure compliance with nursing standards and approved staffing schedules.

                 5. Evaluate staff performance on a regular basis to assure that quality care is being given.

                 6. Develop and conduct in-service training programs for the facility staff, which shall include periodic workshops for all nursing personnel.

                 7. Assist the Assisted Living Facility in developing an inservice program annually which will meet all applicable federal, state, and local laws, rules, and regulations.

         B.      Medical Direction

                 1. Assist the Assisted Living Facility in obtaining a physician for each resident and, as needed, provide suitable arrangements in the event a physician is not available.

         C.      Resident Care Policies

         Assist the Assisted Living Facility in developing resident care policies which comply with all applicable federal, state, and local laws, rules, and regulations.

         D.      Resident Care Responsibility

         Assist the Assisted Living Facility in providing necessary policy and procedures, direction, training, and regular supervision to see to the implementation and maintenance of the following matters:

                 1. Order, receive, and store medications in accordance with all applicable federal, state, and local laws, rules, and regulations.

                 2.       Accountability of controlled drugs.

                 3. Prepare, administer, and document medications in accordance with physicians' orders.

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                 4.       Accountability of narcotics.

                 5.       Proper identification of medications.

                 6. Destruction of medications in accordance with all applicable federal, state, and local laws, rules, and regulations.

                 7. Review monthly the complete drug regimen of each resident.

                 8. Storage of emergency drugs in a properly sealed container with a list of its contents.

                 9. Administer and document all treatments with physicians' orders.

                 10. Performance of licensed laboratory services by a third party in accordance with physicians' orders and with all applicable federal, state, and local laws, rules, and regulations.

                 11. Use of restraints in accordance with all applicable federal, state, and local laws, rules, and regulations as well as in accordance with physicians' orders.

                 12. Observation and release of restrained residents for exercise in accordance with all applicable federal, state and local laws, rules and regulations.

         E.      Resident Records

                 1. Document program notes on each resident in a timely manner so as to assure uninterrupted resident care and see that the contents of the program notes are meaningful, reflect each resident's care plans, and reflect any deviations from normal activity or any change in the resident's status.

                 2. Properly document on proper forms incidents or accidents involving residents.

                 3. Review on a timely basis each resident's total care plan to see that it is current.

                 4. Review of resident care profile reports on a regular monthly basis.

                 5. Monitor the drug utilization report on a regular monthly basis.

         F.      Acquisition of Supplies and Equipment.

                 1. Assist the Assisted Living Facility in obtaining reasonable prices for supplies to be purchased by the Assisted Living Facility.

                 2. Assist the Assisted Living Facility in establishing a supply, purchasing, inventory, and dispensing procedure which will allow the Assisted Living Facility to maintain an adequate inventory of supplies at all times so as to provide uninterrupted resident care service and to insure the quality and price.

Section 2. Services To Be Performed in Connection With the Activities and Social Services of the Assisted Living Facility.

ALS agrees to furnish the Assisted Living Facility with access to the Director of Resident Services who will, under ALS's supervision, advise and assist the Program Activity Director in establishing activities and social policy, philosophy, and objectives for the purpose of providing a high standard of activities and social services for the Assisted Living Facility.

The Director of Resident Services will assist the Assisted Living Facility in formulating, implementing, and maintaining a quality activities and social services program in accordance with all applicable federal, state, and local laws, rules, and regulations.

2.1 ALS shall make available to OWNER, at ALS's expense, ALS designated forms and documents which will be accompanied by policies and procedures.

2.2 It is the responsibility of the Director of Resident Services to assist the Assisted Living Facility in providing policies and procedure, training, and regular supervision to implement and maintain the following:

         A.      Staff Responsibility

                 1. Train staff to render a diversified activities and social services program.

                 2. Monitor staff requirements to conform compliance with all applicable federal, state, and local laws, rules, and regulations.

                 3. Evaluate the effectiveness of the Resident Activity Coordinator as well as the effectiveness and quality of the programs.

                 4. Develop and supervise in-service training programs for the staff which include sessions on activities, techniques, and methods.

         B.      Activities Program Responsibilities

                 1. Develop and implement policies, procedures and forms, according to all applicable federal, state, and local laws, rules, and regulations.

                 2. Advise and assist the Program Activity Director in activity planning.

                 3. Plan, organize, and coordinate an activities program according to established policies.

                 4. Coordinate scheduled activities with other departments within the Assisted Living Facility.

                 5. Give guidance for family and resident admission interviews.

                 6. Advise and assist the Program Activity Director in setting up activity and social goals for each resident as needed.

                 7. Establish an individualized plan for each resident which identifies his/her interests and needs.

                 8. Review each resident's overall plan of care in correlation with planned activities.

                 9. Advise and assist the Program Activity Director in complying with all applicable federal, state, and local laws, rules, and regulations concerning resident activities and implement new regulations as they are made effective.

                 10. Assist in the completion of necessary forms related to each resident's care.

                 11. Advise and assist in identifying and evaluating personal, emotional, and environmental concerns which might otherwise prevent or limit the resident's full use of medical, nursing, and restorative care.

                 12. Give suggestions and activity ideas which will engage each resident in meaningful, therapeutic activities.

                 13. Submit to management regular reports on the progress of the activities program and the social services program.


                 14. Give assistance in locating and arranging for services of other professionals or agencies to help solve the problems and needs of residents.

Section 3. Consultant Services in Connection with Dietary Services in the Assisted Living Facility.

ALS agrees to furnish the Assisted Living Facility, at ALS's expense, with access to a Registered Dietician who will, under ALS's supervision, advise and assist the facility in establishing dietary policy, philosophy, objectives, and cost control methods for the purpose of providing a high level of dietary services to the residents of the center.

The Registered Dietician will advise and assist the Assisted Living Facility in formulating, implementing, and maintaining a standard of dietary services in accordance with all applicable federal, state, and local laws, rules, and regulations.

3.1 It is the responsibility of the Registered Dietician to provide the Assisted Living Facility staff with complete data, information, and guidelines, and advise and assist the Assisted Living Facility in providing regular, direct supervision that will result in maintaining a high level of food quality and cost control. The Registered Dietician will advise and assist the food service supervisor in the following:

         A.      Staff Responsibility

                 1. Develop dietary staff requirements to assure that the staffing is in compliance with approved staffing schedules.

                 2. Train food service staff to render a high level of dietary services. This training is to be carried out through direction of the food service staff and regular in-service training of the dietary staff.

                 3. Coordinate the scheduling of dietary staff in such a manner as to provide adequate dietary services for the Assisted Living Facility.

                 4. Monitor dietary staffing requirements to evaluate compliance with dietary standards and approved staffing schedules.

                 5. Evaluate the performance of the dietary staff to ascertain thata high level of dietary services is being given.

                 6. Develop and conduct in-service training programs for the dietary staff which will include periodic workshops for dietary personnel.

         B.      Dietary Services Program Responsibilities

                 1. Develop policies, procedures, and forms for the dietary department according to all applicable federal, state, and local laws, rules, and regulations.

                 2.       Assist the dietary staff in menu and meal planning.

                 3. Advise the dietary staff in meal preparation techniques.

                 4.       Advise the dietary staff in proper meal service.

                 5. Verify that food service space and equipment will meet the requirements of the state and local sanitary codes and provide for the storage, preparation, and distribution of food as well as disposal of food, waste, and trash.

         C.      Resident Care Responsibility

                 In addition to the previously-stated responsibility of the Registered Dietician, the Registered Dietician shall also advise and assist the Assisted Living Facility in formulating policies and procedures to implement and maintain the following:

                 1. Provide food service which is nutritionally adequate and palatable.

                 2. Change menus to meet each resident's age, sex, and activity and plan them to meet the requirements of the Recommended Dietary Allowances of the Food and Nutrition Board, National Research Council.

                 3. Take food preferences of each resident into consideration in menu planning and meal preparation.

                 4. Prepare and post basic menus for at least one week in advance.

                 5. Maintain copies of menus for the 12 previous months for review and evaluation.

                 6. Serve at least three adequate meals per day in accordance with all applicable federal, state, and local laws, rules, and regulations.

                 7. Assemble each resident's meal tray in the food service area according to their prescribed diet.


Section 4. Services To Be Performed in Connection with the Laundry and Housekeeping of the Assisted Living Facility.

ALS agrees to furnish the Assisted Living Facility with access to the Director of Resident Services who will, under ALS's supervision, advise and assist the Assisted Living Facility in establishing laundry and housekeeping policy, philosophy, and objectives for the purpose of providing a high standard of laundry and housekeeping services to the Assisted Living Facility.

The Director of Resident Services will advise and assist the Assisted Living Facility in formulating, implementing, and maintaining a quality laundry and housekeeping service program in accordance with all applicable federal, state, and local laws, rules, and regulations.

4.1 ALS shall furnish to OWNER, at ALS's expense, ALS designed forms and documents which will be accompanied by policies and procedures.

4.2 It is the responsibility of the Director of Resident Services to assist the Assisted Living Facility in providing policies and procedures, training, and supervision to implement and maintain the following:

         A.      Staff Responsibility

                 1. Train staff to render laundry and housekeeping service to meet the needs and interests of the Assisted Living Facility. Such training is to be carried out through orientation of the staff.

                 2. Monitor staff requirements in order to comply with all applicable federal, state, and local laws, rules, and regulations.

                 3. Evaluate the effectiveness and quality of the laundry and housekeeping program in meeting the needs and interests of the Assisted Living Facility, and implement any changes needed to complete the effectiveness and quality of the program.

                 4. Assist the Assisted Living Facility in developing inservice training programs for the staff which include sessions on services, activities, techniques, and methods.

         B.      Laundry and Housekeeping Service Program Responsibilities

                 1. Assist the Assisted Living Facility in developing and implementing policies, procedures, and forms, according to all applicable federal, state, and local laws, rules, and regulations.

                 2.       Assist the staff in laundry and housekeeping plans.

                 3. Plan, organize, and coordinate, with the Assisted Living Facility, a laundry and housekeeping program according to established policies.

                 4. Coordinate scheduled services with other departments within the Assisted Living Facility.

                 5. Assist the staff in complying with all applicable federal, state, and local laws, rules, and regulations as they become effective.

Section 5. Administrative Services To Be Performed in Connection with the Management and Operation of the Assisted Living Facility.

ALS shall furnish and perform the following consultant services, data processing services, accounting services, and other administrative and clerical functions necessary for proper utilization of the ALS developed administrative systems, forms, and procedures to be used in the operation of the Assisted Living Facility.

5.1 ALS's administrative staff will provide the following administrative and clerical services and furnish appropriate reports relating thereto:

         1. Provide the necessary clerical personnel to maintain and administer the group hospitalization insurance program provided by OWNER for its employees.

         2. Process and pay, at OWNER's expense, all property taxes and supply evidence of payment to OWNER.

         3. Assist OWNER in obtaining public liability and indemnity and property insurance with respect to the Assisted Living Facility, and provide evidence of such insurance and the payment therefor by OWNER, on behalf of OWNER, to mortgagees and lessors.

         4. If applicable, assist OWNER in compliance with the terms of its lease with the owner of the Assisted Living Facility, including processing of rental payments due under the terms of such lease on behalf of OWNER.

         5. Assist OWNER in obtaining the best possible price for supplies purchased by or on behalf of OWNER by working through national account contacts, volume purchasing discounts, and processing of approved requisitions through ALS's central purchasing department.

         6. Process insurance claims and notify insurance carriers of potential insurance claims.

         7. Provide periodic revision to all policies and procedures so as to assist OWNER in complying with applicable federal, state, and local laws, rules, and regulations, and furnish OWNER with an adequate supply of such manuals for the various departments in the Assisted Living Facility.

         8. Furnish OWNER with periodic reports and claims filed, claims won or lost, and the unemployment compensation rate established by the state and overall coordination and management of related items through ALS's consultants.

         9. Provide first report of injury processing, to include periodic reports analyzing job-related injuries by type, location, and severity.

         10. Process incident reports including notification of insurance carriers of potential claims and/or litigation related to residents of the Assisted Living Facility.

         11. Assist OWNER in complying with E.R.I.S.A. reporting requirements, including assistance in the preparation of various reports.

         12.     Furnish OWNER with O.S.H.A. Logs as and when required.

         13. Review and evaluate staffing performance to assist OWNER's compliance with approved staffing schedules and compliance with all federal, state, and local laws, rules, and regulations.

         14. Assist OWNER in the preparation of Annual Operating Budget and Capital Expenditure Budget.

         15. Assist OWNER in developing adequate cash management techniques and practices.

         16. Hire, train, direct, and supervise, on behalf of OWNER, key personnel and consultants, including but not limited to the Director of Resident Services, who, as an employee of ALS, is responsible for successful and efficient day-to-day operation of the Assisted Living Facility.

         17. Handle all resident and third party billing, on behalf of OWNER, including the collection of accounts receivable in respect of the Assisted Living Facility.

         18. Handle, on behalf of OWNER, all payroll, withholding, F.I.C.A., and similar records of the Assisted Living Facility and the preparation and reimbursement of the payroll of the Assisted Living Facility at regular intervals.

         19. Handle, on behalf of OWNER, payment of all accounts payable (trade or otherwise) of the Assisted Living Facility.

5.2 Provide periodic reports and services listed on Exhibit "B" as reasonably requested through ALS's central data processing center and accounting department, and keep or cause to be kept all such books and records as OWNER shall provide for that purpose, and enter and cause to be entered therein the usual accounts or particulars of all the business transactions of the Assisted Living Facility incurred in the normal course of business, and render to the OWNER accurate accounts and full statements concerning such business. The books and records will be available for inspection by the OWNER and its agents during normal business hours.

5.3 Maintain fidelity bond insurance coverage on ALS's employees during the term of this agreement, and, upon request, furnish evidence thereof to OWNER.

5.4 ALS shall assist OWNER in obtaining public liability and indemnity and property insurance with respect to the Assisted Living Facility.

5.5 ALS shall deposit in a banking institution which is a member of the F.D.I.C., in accounts in ALS's name as agent for OWNER, all monies furnished by OWNER as working capital funds, all receipts and monies arising from the operation of the Assisted Living Facility, or otherwise received by ALS for and on behalf of OWNER, and shall disburse and pay, provided sufficient funds are available, the same from said accounts on behalf of and in the name of and as agent of OWNER in such amounts and at such times as the same are required with the exercise of prudence to be disbursed in connection with:

         A. The ownership, maintenance and operation of the Assisted Living Facility as herein contemplated;

         B. Payment of the costs, expenses and expenditures provided for in this agreement;

         C. Payment of amounts for which ALS is entitled to reimbursement from OWNER pursuant to this agreement; and

         D. Payment of ALS's management fees provided for in this agreement.

         Provided, however, that in regard to expenditures and payments that are not contained in the annual budgets, ALS shall not make any expenditure or payment in excess of $5,000 per item, or $50,000 in the aggregate for any annual budget period, without the prior written consent of OWNER.

5.6 ALS shall, at OWNER's expense, obtain and maintain, during the term of this agreement, all necessary licenses and permits as may be required for the operation of the Assisted Living Facility as a facility providing assisted living services or specialty care for the treatment of individuals suffering from Alzheimer's disease and other health services.

5.7 ALS, at OWNER's expense, shall assist the Assisted Living Facility in hiring and retaining the operating staff and personnel to meet the requirements established by applicable federal, state, and local laws, rules, and regulations pertaining to operation of the Assisted Living Facility, and to comply with such laws, rules, and regulations as to facilities, equipment, funds, and resources necessary to maintain the permit and license which are necessary to continue operation of the Assisted Living Facility.

Section 6. Services To Be Performed In Connection With Personnel Of The Assisted Living Facility.

ALS agrees to assist the Assisted Living Facility in the formulation and implementation of personnel policies and procedures and the administration of personnel matters in accordance with all applicable federal, state, and local laws, rules, and regulations.

6.1 ALS will coordinate the hiring of all employees of the Assisted Living Facility, including, without limitation, recruitment and advertising to fill open positions and the screening, processing and interviewing of applicants.

6.2 ALS will provide ongoing inservice and classroom training sessions for the employees of the Assisted Living Facility.

6.3 ALS will provide payroll processing services to the Assisted Living Facility, including, without limitation, the following:

         1.      Maintenance of timesheets for all salaried employees.

         2.      Issuance of paychecks to all employees.

         3.      Maintenance of payroll records for all employees.

         4. Preparation of all reports, returns, and other filings required by all applicable federal, state, and local laws, rules, and regulations.

6.4 ALS will maintain all personnel records in accordance with all applicable federal, state, and local laws, rules, and regulations.

Section 7. Services To Be Performed In Connection With The Maintenance of the Assisted Living Facility.

ALS agrees to furnish the Assisted Living Facility with access to ALS's on-staff professional interior decorator who will, under ALS's supervision, advise and assist the facility director in the following areas:

7.1      Creation of a plan for capital improvements to the Assisted Living
Facility.




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





7.2 Creation of a complete interior decorating plan, including, without limitation, purchasing of furniture and equipment and interior amenities, including floor coverings and wall coverings.

7.3 Supervision of maintenance staff and contractors and exterior landscaping maintenance.

Section 8.       Marketing Services To Be Performed For The Assisted Living
Facility.

                 ALS shall furnish and perform the following marketing services on behalf of the Assisted Living Facility.

8.1      ALS shall create and implement a marketing plan for census development.

8.2 ALS shall monitor and supervise the census activity of the Assisted Living Facility to anticipate resident openings and discharges in order to maximize the occupancy of the Assisted Living Facility.

8.3 ALS shall provide the following services in connection with the supervision of the Assisted Living Facility's sales staff:

         1.      Maintain sales logs.

         2.      Develop new referrals.

         3.      Set sales goals.

         4.      Establish target sales contracts.

         5. Track and follow up on all resident inquiry calls and process all new resident inquiries for the purpose of disposition and qualifying of potential clients.

         6. Provide family tours and necessary services to facilitate closing a contract.

         7. Provide professional services for all print advertising pamphlets and other media.

                                  ARTICLE III

                 OPERATION OF Assisted Living Facility BY OWNER

During the term of this agreement, OWNER shall own the Assisted Living Facility and operate, through and with the assistance of ALS, the Assisted Living Facility in accordance with applicable federal, state, and local laws, rules, and regulations.

OWNER, at its expense, and with the assistance and consent of ALS, agrees to apply for and maintain with reputable and financially sound insurance companies, adequate policies of insurance to insure itself against liability for injury or damage to person and property (including malpractice insurance), and such other policies as OWNER and ALS agree are necessary and proper for the type of business in which it is engaged at the Assisted Living Facility. OWNER agrees to include in the coverage of said policies, where it applies, the activities of ALS as required under this agreement, and to obtain an endorsement naming ALS as an additional insured on all of the above policies, and to supply ALS with a certificate of insurance to that effect.

Such insurance policies shall provide that they may not be cancelled without the issuer thereof giving 30 days' prior written notice of such cancellation to ALS.

OWNER shall have the right to enter upon any part of the Assisted Living Facility at all reasonable times for the purpose of examining or inspecting the same or examining or making extracts of books and records of the Assisted Living Facility or for any other purpose which the OWNER, in its discretion, shall deem necessary or advisable, but the same shall be done with as little disruption to the business of the Assisted Living Facility as reasonably possible.

OWNER shall cooperate with ALS in every reasonable respect and shall furnish ALS with all of the information required by it for the performance of ALS's services under this agreement, and shall permit ALS to examine and copy any data in the possession and control of OWNER affecting the Assisted Living Facility and the providing of ALS's consultant services under this agreement.

OWNER agrees to be responsible for all operating costs, wages, salaries, expenses, fees, losses, taxes, etc. which pertain to the operations of the Assisted Living Facility, except as otherwise provided herein.

                                   ARTICLE IV

                     CONSULTANT AND MANAGEMENT SERVICES FEE

OWNER agrees to pay ALS a monthly consultant and management services fee equal to 15% of gross rents not to exceed $3,000 per facility subject to this agreement from time to time, payable to ALS on or before the first day of each calendar month. This fee shall be decreased to 13% on the first day of the 19th month following the date of this Agreement and shall be decreased to 11% on the first day of the 31st month and shall remain at 11% for the remaining term of this Agreement. This Agreement shall not be construed as forming a partnership, joint venture, or other joint undertaking between OWNER and ALS.

                                   ARTICLE V

                          GENERAL TERMS AND PROVISIONS

Section 1.       Access to Records of the Assisted Living Facility.

OWNER shall have the right to full, complete, and accurate accounting from ALS with respect to the operation of the Assisted Living Facility and agrees to cooperate with ALS in every way to provide such accounting. ALS and OWNER shall have the full right and power to inspect the books and records and all pertinent documents and information of the Assisted Living Facility, whether in the possession of the Assisted Living Facility or the other party hereto.

Section 2.       Nonperformance.

In the event either party violates this agreement, or in the event of filing of a petition by or against either party under any bankruptcy, insolvency, or reorganization law, or the appointment of a receiver or trustee, and the assignment for the benefit of the creditors of such party, the other party, at its option, may forthwith terminate this agreement without further obligation.

Neither party shall be deemed to be in violation of this agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control including, without limitation, acts of God or the public enemy, the elements, or any rules or regulations of applicable federal, state, or local laws.

Section 3.       Termination.

ALS may terminate this agreement at any time without penalty upon 90 days' written notice to OWNER.

Section 4.       ALS Affiliation.

ALS shall provide OWNER with suitable signs and appropriate decals indicating ALS affiliation with the Assisted Living Facility. It is specifically understood, however, that such signs and decals shall remain the property of ALS, and ALS shall have the right to reclaim and remove same from the premises of the Assisted Living Facility upon termination of this agreement.

Except as expressly provided herein, nothing herein shall be construed or interpreted to be a delegation by OWNER to ALS of any duties, powers, or responsibilities of OWNER or OWNER's employees, agents, or representatives, arising out of OWNER's ownership and/or operation of the Assisted Living Facility, nor as creating a partnership or joint venture between OWNER and ALS. To the contrary, ALS has entered into this Agreement solely to provide assistance to and advise OWNER in the operation and management of the Assisted Living Facility.

Section 5.       Proprietary Material.

It is expressly understood that the systems, methods, procedures, controls, and forms and policy and procedure manuals, developed and furnished by ALS in the performance of this agreement, and utilized in the preparation and presentation of material and the performance of ALS's services, shall at no time during the term of this Agreement be utilized, distributed, copied, or otherwise employed by OWNER, except in the furtherance of the terms and objectives of this Agreement, but in no wise without the prior consent of ALS.

Section 6.       Non-Employment of ALS Personnel.

OWNER shall not during the term of this Agreement employ or seek to employ any person who is at the time this agreement is in effect employed by ALS either in the performance of services with respect to the Assisted Living Facility or elsewhere, without first obtaining the written consent of ALS.

Section 7.       Arbitration.

If any controversy, disagreement, or dispute should arise between OWNER and ALS in the performance, interpretation, and application of this agreement which involves accounting matters, either party may serve upon the other a written notice stating that such party desires to have the controversy, disagreement, or dispute reviewed by an arbitrator, who shall be a person or a member or a representative of a firm specializing in accounting. If the parties cannot agree, within 15 days from the service of the notice to the other party, upon the selection of such arbitrator, he shall be selected or designated by the American Arbitration Association. The parties shall share the expenses of the arbitrator equally. The decision and award of the arbitrator so selected shall be binding upon the OWNER and ALS.

If any controversy, disagreement, or dispute should arise between OWNER and ALS in the performance, interpretation, or application of this agreement involving any matter other than an accounting matter within the scope of the preceding paragraph, either party may serve upon the other a written notice stating that such party desires to have the controversy, disagreement, or dispute reviewed by a board of three arbitrators and naming the person such party has designated to act as an arbitrator. Within 15 days after receipt of such notice, the other party shall designate a party to act as an arbitrator and shall notify the party requesting arbitration of such designation and the name of the person so designated. The two arbitrators designated as aforesaid shall promptly select a third arbitrator. If the two arbitrators cannot agree on the selection of the third arbitrator, then either arbitrator, on five days' written notice to the other, or both arbitrators, shall apply to the American Arbitration Association to designate and appoint said third arbitrator. OWNER and ALS shall bear the expense of the arbitrator each respectively appoints and divide equally the expense of the third arbitrator. If the party upon whom said written request for arbitration is served shall fail to designate its arbitrator within 15 days after receipt of such notice, then the arbitrator designated by the party requesting arbitration shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve the controversy, disagreement, or dispute. In such instance, OWNER and ALS shall divide the expense of the arbitrator equally. The decision and award of the majority of the arbitrators, or of such sole arbitrator, shall be binding on both OWNER and ALS.

Section 8.       Notices.

All notices provided for in this agreement shall be in writing and all notices of payments of money shall be served or delivered by postage prepaid, registered or certified mail, or facsimile at the following address for each party for the duration of this agreement or any renewal thereof, or until such time as written notice, as provided hereby, or a change of address with a single new address to be used thereafter is given to the other party.

ALS:     425 South Executive Drive, Suite 100
         Brookfield, Wisconsin  53005

OWNER:   425 South Executive Drive, Suite 100
         Brookfield, Wisconsin  53005

Section 9.       Applicable Law.

The interpretation, validity, and performance of this agreement shall be governed by the laws of the State of Wisconsin. In the event any court or appropriate judicial authority shall hold or declare that the law of another jurisdiction is applicable, this agreement shall remain enforceable under the laws of the appropriate jurisdiction; provided, however, if any part of this agreement be declared invalid or unenforceable, the remaining provisions shall remain valid and enforceable but either party shall have the option to terminate this agreement.

Section 10.      Successors and Assigns.

ALS shall have the right to assign this agreement or its rights and interest hereunder only with OWNER's consent; provided, that ALS shall be permitted to assign this agreement to an affiliate of ALS without OWNER's consent. ALS shall also have the right to employ, retain, or subcontract with other persons, firms, or corporations to perform all or any part of the services to be performed hereunder with OWNER's consent, which shall not be unreasonably withheld. It is understood and agreed that any consent granted by OWNER to any such assignment shall not be deemed a waiver of the covenant herein contained against subsequent assignments.

The terms, provisions, obligations, and conditions of this agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Any change or modification of this agreement must be in writing and signed by both parties. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. The caption of each Article and for the Sections are intended for convenience only.

Section 11.      Indemnity.

Subject to the provisions hereof, from the effective date of this agreement, each party hereto hereby respectively covenants and agrees to indemnify, defend and hold harmless the other party from and against any damages, loss, cost, or expense, including, but not limited to, any and all claims, demands, causes of action, court costs, fines, damages, judgments, and reasonable attorneys' fees, incurred by either such party in connection with any of the foregoing ("Damages"), as a result of the breach of any provision of this Agreement by the indemnifying party. Further, ALS covenants and agrees to indemnify, defend and hold harmless OWNER from and against any Damages incurred by OWNER in connection with or as a result of any intentional or negligent act or omission of ALS, or any employee or agent of ALS, in the performance of the management services to be provided by ALS in connection with this Agreement. The indemnified party will have the right, through counsel of its choice, to participate in the defense of any matter to the extent it could directly or indirectly affect said party financially.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, as of the date first above written.


ALTERNATIVE LIVING SERVICES, INC.



By____________________________________



Its___________________________________




ALTERNATIVE LIVING SERVICES


By____________________________________



Its___________________________________

                                  EXHIBIT "B"
                                COMPUTER REPORTS
                      Assisted Living Facility ACCOUNTING

Daily
Contra Run
Checks (Cover Checks, Transfers & Requested)

Weekly
Accounts Payable Checks
Cash Requirement Run
Resident Refund Report and Refund Checks
Vendor List
Income and Accounts Receivable Edits
Collection Reports

Semi-Monthly
Payroll:
         Checks, Registers, Time Sheets, File & Maintenance
         & Ledger Account Distribution
Garnishment Report
Group Insurance Deduction Activity Report
         (New Employees and Terminated Employees)

Monthly
Check Registers
Deposit Registers
Purchase Journal
Resident Ledgers and Statements
Central Information and Company Listing
Accounts Receivable Aging Report
Census Reports
Bank Reconciliations on PR and AP Bank Accounts
Journal Voucher Register (Some Journal Entries Are
         Automatic)
General Ledger
Depreciation Schedule
Earnings Analysis
Employee Anniversary and 90 Day Review
Employee Hires and Termination Listing
Staffing Performance Evaluation
Financial Statements, Comparisons, and Consolidations
Earnings Recap
Group Billing
Group Insurance Activity Report
         (Comparison of PR Deduction to Billing)
Group Insurance Termination Report
Employee Census Reporting Form (Group Insurance)
Uniform Order Form

                                  EXHIBIT "B"
                                COMPUTER REPORTS
                      Assisted Living Facility ACCOUNTING
                                  (Continued)


Monthly (Continued)
Resident Medication System
Utilization Review
Dietary Program
Labels

Quarterly
Purchase Journal
941's & W-2 Year To Date Run
Budget Print out
Staffing Performance Evaluation

Upon Request
Chart of Accounts Listing
Line Code Listing
Loan Amortization Schedules
Accumulated Income Analysis
Vendor Labels
List of All Employees by SS#
Mass Rate Change Listing

Annual
Confidential File
W-2's
Trial Balances of Audits
Cost Reports in Each Center
Vacation Schedules

On Line Computer Inquiry
Payroll System
Accounts Receivable System